UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/26/2006

Liberty Global, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51360

Delaware	20-2197030
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices, including zip code)

303-220-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective October 26, 2006, Cablecom Luxembourg S.C.A. (the "Issuer") and its wholly owned subsidiary Cablecom GmbH, the Swiss cable operator (the "Company") amended (i) the facilities agreement, dated December 5, 2005 (the "Facilities Agreement"), between, inter alia, the Issuer, the Company, Toronto Dominion (Texas) LLC, as facility agent, and the other banks and financial institutions named therein and (ii) the CHF 150,000,000 revolving credit facility, dated April 8, 2005 (the "Existing Revolving Credit Agreement"), between, inter alia, the Company, the Issuer, Deutsche Bank AG, London Branch, as facility agent, and the other banks and financial institutions named therein (together with the "Facilities Agreement" the "Cablecom Facilities"). The Issuer and the Company are indirect, wholly owned subsidiaries of Liberty Global, Inc. The Facilities Agreement provides the terms and conditions upon which (i) the Facility Agent and certain lenders thereunder have made available to the Issuer a Facility A term loan and a Facility B term loan in an aggregate amount not to exceed CHF 1,330,000,000, and (ii) the lenders under the Existing Revolving Credit Facility who have delivered to the Facility Agent an executed Revolving Facility Accession Agreement have made available to the Company and certain of its subsidiaries a revolving credit facility in an aggregate principal amount not to exceed CHF 150,000,000. A description of the Facilities Agreement was previously included in Liberty Global's Current Report on Form 8-K dated December 5, 2005.

The amendments to the Cablecom Facilities provide the Issuer with flexibility as to the method and timing of any potential refinancing of the capital structure of the Issuer and the Company in 2007, including the possibility of transferring the shares and debt of the Issuer and the Company into UPC Holding B.V.'s capital structure. The Issuer issued EUR290,000,000 9-3/8% Senior Notes due 2014 pursuant to a High Yield Indenture dated 15 April 2004 (the "High Yield Notes"). The amendments enable the Issuer to incur financial indebtedness to refinance all or part of the High Yield Notes, including any successive refinancings of the initial refinancing debt. Such refinancing may be used to refinance, redeem, purchase and/or defease the existing High Yield Notes (including any successive refinancing thereof). The financial indebtedness may be incurred directly by the Issuer or through one or more limited purpose entities (being a subsidiary of either the Issuer or Liberty Global Switzerland, Inc.) that will on-lend the proceeds of such financial indebtedness to the Issuer through one or more "proceeds loans". The amendments permit the acquisition or organization of the limited purpose borrowers, the raising and/or guaranteeing of the refinancing debt and the granting of security over the proceeds loans (by the limited purpose borrowers) and any cash collateral account (as part of any defeasance of the High Yield Notes).

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.        Name

99.1               Liberty Global undertakes to furnish to the Securities and Exchange Commission, upon request, a copy of the Amendment to the Cablecom Facilities,   which is not being filed herewith.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liberty Global, Inc.

Date: October 27, 2006	By:	/s/ Elizabeth M. Markowski
Elizabeth M. Markowski
Senior Vice President, Secretary and General Counsel